Exhibit 99.2

[PRELIMINARY COPY]
FOREST CITY REALTY TRUST, INC. 1100 TERMINAL TOWER
50 PUBLIC SQUARE
CLEVELAND, OH 44113 ATTN: JEFF LINTON
VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on [TBD], [TBD], 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [TBD], [TBD], 2017. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Forest City Realty Trust, Inc., c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E21118-P89455 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
FOREST CITY REALTY TRUST, INC. CLASS B For All Withhold All Except For All THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR ALL” THE FOLLOWING:
1. The election of nine (9) directors, each to hold office until the next annual stockholders’ meeting and until his or her successor is duly elected and qualifies.
Nominees:
01) Christine R. Detrick 06) James A. Ratner 02) Deborah L. Harmon 07) Ronald A. Ratner 03) David J. LaRue 08) [TBD] 04) Brian J. Ratner 09) [TBD] 05) Deborah Ratner Salzberg
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” For Against Abstain THE FOLLOWING PROPOSAL:
2. The approval (on an advisory, non-binding basis) of the compensation of the Company’s Named Executive Officers.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE 1 Year 2 Years 3 Years Abstain FOR “1 YEAR” ON THE FOLLOWING PROPOSAL:
3. The vote (on an advisory, non-binding basis) on the frequency of which the stockholders will have an advisory, non-binding vote on the compensation of the Company’s Named Executive Officers.
For address changes and/or comments, please check this box and write them on the back where indicated.
Please sign this WHITE proxy card exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” For Against Abstain THE FOLLOWING PROPOSAL:
4. The ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2017.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:
5. The proposal to amend and restate the Company’s charter in substantially the form attached to the proxy statement/prospectus as Annex A, which amendment and restatement would effectuate the Reclassification (as defined in the proxy statement/prospectus).
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:
6. The proposal to adjourn the annual meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the reclassification proposal at the time of the annual meeting.
NOTE: In addition, the proxies are authorized to vote upon such other business as may properly come before the annual meeting of stockholders or any adjournment or postponement thereof.
Signature (Joint Owners) Date
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B
E21119-P89455
Forest City Realty Trust, Inc. Class B
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE
ANNUAL MEETING OF STOCKHOLDERS [TBD], 2017
The undersigned hereby appoints James A. Ratner and Deborah Ratner Salzberg, or either of them, with full power of substitution, as proxies to represent and to vote all of the shares of Class B Common Stock of Forest City Realty Trust, Inc. that the undersigned would be entitled to vote with all the power the undersigned would possess if present in person, including the right to vote on such other business as may properly come before the Annual Meeting of Stockholders to be held at [TBD] P.M., Eastern Time on [TBD], 2017, in the 6th floor Riverview Room of the Ritz-Carlton Hotel, Tower City Center, 1515 West Third Street, Cleveland, Ohio 44113 and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
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